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Exhibit 21.1

SUBSIDIARIES OF HUNTSMAN LLC

Name	Jurisdiction of Incorporation/Organization
Airstar Corporation	Utah
Chemical Blending Holland BV	Netherlands
Eurofuels LLC	Delaware
Eurostar Industries LLC	Delaware
HF II Australia Holdings Company LLC	Utah
Huntsman (Argentina) S.R.L.	Argentina
Huntsman (Asia Pacific) Pte Limited	Singapore
Huntsman Australia Holdings Corporation	Utah
Huntsman Australia Inc.	Utah
Huntsman (Belgium) BVBA	Belgium
Huntsman (Brasil) LTDA	Brazil
Huntsman Building Products, LLC	Armenia
Huntsman (Canadian Investments) BV	Netherlands
Huntsman Chemical Australia Holdings Pty Limited	Australia
Huntsman Chemical Company of Canada, Inc.	Canada
Huntsman Chemical Company LLC	Utah
Huntsman Chemical Finance Corporation	Utah
Huntsman Chemical Purchasing Corporation	Utah
Huntsman Chemical Trading (Shanghai) Holdings BV	Netherlands
Huntsman Chemical Trading (Shanghai) Ltd.	China
Huntsman China Investments BV	Netherlands
Huntsman Colombia Limitada	Colombia
Huntsman Corporation Australia Pty Limited	Australia
Huntsman Corporation Belgium, B.V.B.A.	Belgium
Huntsman Corporation, C.A.	Venezuela
Huntsman Corporation Canada Inc.	Canada
Huntsman Corporation Hungary Vegyipari Termelo-Fejlesztõ Reszvenytarsasag	Hungary
Huntsman Corporation UK Limited	United Kingdom
Huntsman (Czech Republic) Spol.sr.o.	Czech Republic
Huntsman de Mexico, S.A. de C.V.	Mexico
Huntsman Distribution Corporation	Utah
Huntsman Do Brasil Participaçoes LTDA.	Brazil
Huntsman EA Holdings LLC	Delaware
Huntsman Enterprises, Inc.	Utah
Huntsman Ethyleneamines Ltd.	Texas
Huntsman (Europe) BVBA	Belgium
Huntsman Europe Limited	United Kingdom
Huntsman Expandable Polymers Company, LC	Utah
Huntsman Family Corporation	Utah
Huntsman France SNC	France
Huntsman Fuels, L.P.	Texas
Huntsman (Germany) GmbH	Germany
Huntsman Group Holdings Finance Corporation	Utah
Huntsman Group Intellectual Property Holdings Corporation	Utah
Huntsman Headquarters Corporation	Utah
Huntsman (Holdings) UK	United Kingdom
Huntsman Holland B.V.	Netherlands
Huntsman Holland Iota B.V.	Netherlands

Huntsman International (Canada) Corporation	Canada
Huntsman International Chemicals Corporation	Utah
Huntsman International de Mexico S. de R.L. de C.V.	Mexico
Huntsman International Europe Limited	United Kingdom
Huntsman International Financial LLC	Delaware
Huntsman International Fuels, L.P.	Texas
Huntsman International Holdings LLC	Delaware
Huntsman International (Hong Kong) Ltd	Hong Kong
Huntsman International (India) Private Limited	India
Huntsman International LLC	Delaware
Huntsman International Services Corporation	Texas
Huntsman International Trading Corporation	Delaware
Huntsman International Trading Deutschland GmbH	Germany
Huntsman Investments France SAS	France
Huntsman Investments (Netherlands) B.V.	Netherlands
Huntsman Investments South Africa (Proprietary) Limited	South Africa
Huntsman Italian Receivables Finance Srl	Italy
Huntsman (Italy) Srl	Italy
Huntsman (Korea) Yuhan Hoesa	Korea
Huntsman LLC	Utah
Huntsman MA Investment Corporation	Utah
Huntsman MA Investments (Netherlands) C.V.	Netherlands
Huntsman MA Services Corporation	Utah
Huntsman (Netherlands) BV	Netherlands
Huntsman Nominees (UK) Limited	United Kingdom
Huntsman Norden AB	Sweden
Huntsman Patrica S.r.l.	Italy
Huntsman Petrochemical Canada Holdings Corporation	Utah
Huntsman Petrochemical Corporation	Delaware
Huntsman Petrochemical Finance Corporation	Utah
Huntsman Petrochemical Purchasing Corporation	Utah
Huntsman Petrochemicals (UK) Limited	United Kingdom
Huntsman (Poland) Sp.zo.o.	Poland
Huntsman Polymers Corporation	Delaware
Huntsman Polymers Holdings Corporation	Utah
Huntsman Polyurethane Fund I, L.L.C.	Utah
Huntsman Polyurethane Fund II, L.L.C.	Utah
Huntsman Polyurethane Fund III, L.L.C.	Utah
Huntsman Polyurethane Fund IV, L.L.C.	Utah
Huntsman Polyurethane Venture I, L.L.C.	Utah
Huntsman Polyurethane Venture II, L.L.C.	Utah
Huntsman Polyurethane Venture III, L.L.C.	Utah
Huntsman Polyurethane Venture IV, L.L.C.	Utah
Huntsman Polyurethanes (Australia) Pty Limited	Australia
Huntsman Polyurethanes (China) Limited	China
Huntsman Polyurethanes Sales Limited	United Kingdom
Huntsman Polyurethanes (UK) Limited	United Kingdom
Huntsman Polyurethanes (UK) Ventures Limited	United Kingdom
Huntsman Procurement Corporation	Utah

Huntsman Propylene Oxide Holdings LLC	Delaware
Huntsman Propylene Oxide Ltd.	Texas
Huntsman Purchasing, Ltd.	Utah
Huntsman Receivables Finance LLC	Delaware
Huntsman SA Investment Corporation	Utah
Huntsman Saint Mihiel SAS	France
Huntsman (Saudi Investments) B.V.	Netherlands
Huntsman Servicios Mexico S. de R.L. de C.V.	Mexico
Huntsman Shanghai China Investments BV	Netherlands
Huntsman (Singapore) Pte Ltd	Singapore
Huntsman Specialty Chemicals Corporation	Delaware
Huntsman Specialty Chemicals Holdings Corporation	Utah
Huntsman Styrenics Investment Holdings, L.L.C.	Delaware
Huntsman Styrenics Investment, L.L.C.	Delaware
Huntsman Surface Sciences (France) SAS	France
Huntsman Surface Sciences Ibérica SL	Spain
Huntsman Surface Sciences Italia S.r.l.	Italy
Huntsman Surface Sciences Overseas Limited	United Kingdom
Huntsman Surface Sciences (Spain) S.L.	Spain
Huntsman Surface Sciences UK Limited	United Kingdom
Huntsman Surfactants Technology Corporation	Utah
Huntsman (Taiwan) Limited	Taiwan
Huntsman Texas Holdings LLC	Delaware
Huntsman (Thailand) Limited	Thailand
Huntsman Trustees Limited	United Kingdom
Huntsman (UK) Limited	United Kingdom
HUNTSMAN Verwaltungs GmbH	Germany
International Risk Insurance Company	Vermont
IRO Chemie Verwaltungsgesellschaft mbH	Germany
JK Holdings Corporation	Delaware
Oligo SA	Spain
Petrostar Fuels LLC	Delaware
Petrostar Industries LLC	Delaware
Polymer Materials Inc.	Utah
PT Huntsman Indonesia	Indonesia
Tioxide Americas Inc.	Cayman Islands
Tioxide Canada Inc.	Canada
Tioxide Europe GmbH	Germany
Tioxide Europe Limited	United Kingdom
Tioxide Europe NV/SA	Belgium
Tioxide Europe SAS	France
Tioxide Europe S.L.	Spain
Tioxide Europe Srl	Italy
Tioxide Europe Titanium Pigmentleri Ticaret Ltd. Sirketi	Turkey
Tioxide Group	United Kingdom
Tioxide (Malaysia) Sdn Bhd	Malaysia
Tioxide Overseas Holdings Limited	United Kingdom
Tioxide Southern Africa (Pty) Limited	South Africa
Y.K. Huntsman Japan	Japan

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SUBSIDIARIES OF HUNTSMAN LLC